FINANCIAL PERFORMANCE CORPORATION AND SUBSIDIARIES

STATEMENT RE COMPUTATION OF EARNINGS PER SHARE              THREE MONTHS ENDED
                                                               DECEMBER 31,
                                                         ----------------------
                                                           1996          1995
                                                         ---------    ---------
AVERAGE NUMBER OF SHARES USED IN PRIMARY AND FULLY
  DILUTED CALCULATI0N:

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING            7,302,285    3,500,817

INCREMENTAL SHARES AFTER APPLICATION OF TREASURY
  STOCK METHOD, OF STOCK OPTIONS AND WARRANTS            2,073,000    2,077,063
                                                         ---------    ---------

SHARES USED IN CALCULATION OF PRIMARY AND FULLY
  DILUTED INCOME (LOSS) PER COMMON SHARE                 9,375,265    5,577,680
                                                         =========    =========

PRIMARY AND FULLY DILUTED INCOME PER SHARE OF
  COMMON STOCK:

NET INCOME (LOSS) PER SHARE                                  0.002       (0.038)
                                                         =========    =========